                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.42

                          MEMORANDUM OF UNDERSTANDING

          This Memorandum of Understanding ("MOU"), dated December 16, 1998, entered into by and on behalf of WebMD, Inc., with its principal offices located at 40180 The Lenox Building, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326 ("WebMD"), and CNN Interactive, a division of Cable News Network, Inc., with its principal offices located at One CNN Center, Box 105366, Atlanta, Georgia 30348-5366 ("CNN"), is intended to set forth the basic understanding of the parties regarding each party's efforts to enhance and/or promote the other party's web site in certain respects, and the further agreement of the parties to negotiate in good faith the terms of a definitive agreement based on this understanding (the "Agreement").

     Accordingly, the parties hereby agree as follows:

1.   WebMD Content.  WebMD agrees to deliver and/or make accessible to CNN
     -------------
     certain health and wellness related information ("WebMD Content") for use, publication and distribution by CNN on its web site and related services, CNN.com (the "CNN Site"). WebMD agrees that the WebMD Content provided or made accessible to CNN hereunder will include, at a minimum: (i) *** (***) new articles per week; (ii) *** (***) of the total content available to consumers on WebMD's web site (the "WebMD Site") at any given time; and
     (iii) specific types of content to be agreed upon by the parties and set forth in an exhibit to the Agreement including without limitation the types of content listed on Exhibit A to this MOU. Furthermore, WebMD agrees to provide and/or make accessible all content owned or controlled by WebMD to CNN for use on the CNN Site and further agrees to use commercially reasonable efforts to secure sufficient rights in any third party content to enable WebMD to provide said licensed content to CNN. The WebMD Content will include editorial news stories that are timely, generally consistent with the quality and editorial standards of CNN and of general interest to health consumers.

2.   Use of WebMD Content by CNN.  Although CNN may use content from third party
     ---------------------------
     sources as it deems editorially appropriate, CNN hereby agrees to position WebMD as its premier provider of content for the "Health" section of the CNN Site ("Health Section"). As editorially appropriate, CNN will display portions of the WebMD Content selected by CNN and related links and branding throughout the Health Section and provide users with opportunities to link to specific sections within the WebMD Site for greater depth, related stories and other WebMD Site features. In connection with each party's respective performance hereunder, each party agrees to specify and designate an editorial contact for the other party. As more specifically described in Paragraph 4 below, CNN will:

          a. position WebMD branding prominently on every page of the Health Section;

          b. incorporate WebMD Content within the Health Section, introduce WebMD editorially based services to CNN users through existing CNN content areas within the Health Section and possibly create new features for the Health

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               Section (by way of example only, a WebMD Health Almanac) (all of which will provide further links and easy navigation to the WebMD sites);
          c.   provide prominent links, as editorially appropriate, on the CNN
               Site homepage to the WebMD Content in the Health Section;
          d.   promote the Health Section and the CNN/WebMD relationship via
               CNN's various e-mail products, as appropriate;
          e. promote the Health Section and the CNN/WebMD relationship via promotional banners that will run throughout the CNN family of web sites;
          f. promote the Health Section and the CNN/WebMD relationship to health-related chats and message boards within the CNN Site discussion section; and
          g. issue a joint press release with WebMD announcing the CNN/WebMD relationship and follow-up press releases (as and when appropriate as agreed by the parties) announcing further developments (e.g., traffic milestones and new content
                             ---
               additions).

3.   Licenses.  The parties hereto agree to grant each other the appropriate
     --------
     licenses to use their respective content (as applicable), marks, logos and brand identifiers for purposes consistent with the relationship established by the Agreement.

4.   Promotion of WebMD by CNN.  During the Term, CNN agrees to provide the
     -------------------------
     following promotion to WebMD:

          a.   WebMD Branding.  WebMD branding will appear on each page of
               --------------
               the Health Section (see IDG branding on
               http://cnn.com/TECH/computing/ for an example of the integration on the main page of the Health Section; the remaining Health Section pages will include WebMD branding in a space above the fold as mutually agreed by the parties). Additional WebMD branding (and a link for "more" to the WebMD Site) will be included on individual WebMD Content in a manner similar to the current Salon Magazine branding and link on http://cnn.com/books/rviews/9811/30/dismay.salon/index.html.

          b.   WebMD Promotional Banners. CNN will create promotional banners
               -------------------------
               out of unsold advertising inventory promoting the Health Section that will include the WebMD logo and affiliation that will rotate through the CNN family of web sites and receive a minimum of *** page impressions per month. In the event ad inventory is unavailable, CNN will provide WebMD with promotional space in top left corner of the CNN Site.

          c.   Message to E-Mail Subscribers.  At least once a month, CNN will
               -----------------------------
               include in its "QuickNews" e-mail subscriber service a promotional mention (and a link to the Health Section in the html versions of such e-mails) with language similar to "visit CNN.com/HEALTH with WebMD for the latest in health-related news."

          d.   CNN Link of the Day Mention.  CNN will include a WebMD Content
               ---------------------------
               mention and/or WebMD branding as part of the CNN.com/Health content

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

               offering in the Link of the Day space on the CNN Site homepage a minimum of *** (***) times per month.

          e.   Homepage Editorial Promotion.  CNN agrees that the Health
               ----------------------------
               Section will be eligible (in the same manner as other sections on CNN.com) for promotion in the upper right hand box located on the CNN.com homepage based on editorial decision. WebMD understands that such promotion will be provided to the Health Section as CNN deems editorially appropriate.

          f.   Promotion in Health-Related Specials.  As health-related special
               ------------------------------------
               sections are created by CNN for the general CNN Specials area (see http://cnn.com/SPECIALS/) , and as editorially appropriate, CNN will include WedMD Content and branding (and/or links to the WebMD Site) within those specials. While CNN has no absolute obligation to create such specials, CNN anticipates that a minimum of *** health-related special (e.g., Breast Cancer Awareness month) per----year will be created, subject to editorial considerations.

          g.   Chat/Message Boards.  CNN agrees to promote the Health Section
               -------------------
               and the WedMD relationship established hereunder in health-related chats and message boards within the CNN discussion section. Specifically, CNN agrees: (i) to provide WedMD with branding "above the fold" on all pages containing medical- and health-related message boards; (ii) that CNN will work with WedMD to develop co-branded medical-and health-related chats on the CNN Site; (iii) if WebMD provides webcasting capabilities, CNN will work with WedMD to explore the possibility of promoting WedMD's webcasting efforts as editorially appropriate; and (iv) CNN will not develop co-branded medical- or health-related chats on the CNN Site with Intellihealth, On Health, or Village's Better Health ("WebMD Competitors"); additionally, CNN agrees not to develop such chats with any other third party reasonably considered to be a WedMD competitor without discussing the opportunity with WedMD; provided, however, this latter commitment specifically excludes arrangements with AccentHealth and Mayo Clinic. Notwithstanding clause (iv), nothing herein will prevent CNN from engaging individuals (e.g., medical experts) aligned
                                              ----
               with any WedMD Competitor to participate in CNN Site health-related chats; however, CNN will not, in such event, provide branding to the WebMD Competitor.

          It is understood that CNN may be temporarily excused from performance of certain of the above-commitments during periods of high traffic if it is reasonably necessary for CNN to temporarily remove certain items from the CNN Site to enhance performance during such high-traffic periods. Also, each party shall have the right to temporarily disable links to the other party's site during any time such other Site is experiencing technical difficulties.

5.   Branding/Promotion Fee.  During the Term, for WedMD promotion, linking and
     ----------------------
     branding hereunder, WebMD hereby agrees to pay CNN an annual fee as follows: (i) Year 1 - ***

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     (ii) Year 2 - ***; and (iii) Year 3 - ***. The annual fee shall be payable on a quarterly basis in advance, with the initial payment payable upon the earlier of execution of the Agreement or any approved public uses of references to this MOU by WebMD (including the filing of the WedMD S-1).

6.   Delivery Benchmarks.  CNN, with commercially reasonable cooperation from
     -------------------
     WebMD, will achieve minimum impressions for the Health Section over the first two (2) years of the term as follows: (i) *** during Year 1; and
     (ii) *** during Year 2 (each a "Delivery Benchmark"). Should it appear, based on monthly impressions, that CNN is not on track to achieve the applicable Delivery Benchmark, WebMD agrees to work with CNN and modify the mix of WebMD Content as mutually agreed to improve traffic. It is understood and agreed, however, that the foregoing Delivery Benchmarks are established solely to measure performance of the branding and linking relationship established hereunder. The parties agree to schedule quarterly meetings by phone or in person to discuss traffic, the WebMD Content and other matters related to the parties' mutual desire to increase traffic to meet the Delivery Benchmarks. Any failure to achieve one or more Delivery Benchmarks will not be deemed to be a breach of CNN's obligations hereunder, but shall give rise to the following specific remedies:

          (i) if traffic in year 1 does not reach the applicable Delivery Benchmark but is *** or more, WebMD's year 2 fee will be reduced by the same percentage as such year 1 under-delivery. For example, if traffic for year 1 equals *** (i.e., *** of the *** target), then in year 2 WebMD will pay only *** of the year 2 fee;

          (ii) if traffic in year 1 does not reach *** page impressions, then WebMD and CNN will each have the right to terminate the Agreement by written notice to the other provided at any time during the ten (10) day period following CNN's written delivery of the final traffic numbers. Said termination will take effect two (2) months after the end of year 1. During that two (2) month period (if one of the parties has elected to terminate), WebMD will pay a prorate portion of the year 1 fee;

          (iii) if traffic in year 2 does not reach the applicable Delivery Benchmark but is *** or more, WebMD's year 3 fee will be reduced by the same percentage as such year 2 under-delivery; and

          (iv) if traffic in year 2 does not reach *** page impressions, then WebMD and CNN will each have the right to terminate the Agreement by written notice to the other provided at any time during the ten (10) day period following CNN's written delivery of the final traffic numbers. Such termination will take effect two (2) months after the end of year 2. During that two (2) month period (if one of the parties has elected to terminate), WebMD will pay a prorated portion of the Year 2 fee.

7.   Development and Posting of WebMD Sponsored Page by CNN.  CNN will, in
     ------------------------------------------------------
     consultation with WebMD, design and create and publish on the CNN Site a page containing the

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

WebMD logo along with the CNN logo and certain CNN content ("CNN Content"), namely, the latest headlines, from national, international, sports, weather and entertainment news stories selected and provided by CNN (the "WebMD Sponsored Page"). It is understood and agreed that such CNN Content is made available for the WebMD Sponsored page on a non-exclusive basis and CNN retains all rights to use such content in any other manner it deems appropriate, including without limitation, use in other areas of the CNN Site. The WebMD Sponsored Page will serve as an access point to the CNN site for users of the "Physicians Lounge" area of the professional/subscriber overall intent to present a look and fee consistent with that of the WebMD Site; however, it is understood and agreed that the WebMD Sponsored Page will have CNN's "QuickNews" branding and text links to the CNN Site homepage and/or stories on the CNN Site. The WebMD Sponsored Page will display both the CNN logo and the WebMD logo, each with an active link to the CNN Site and the WebMD Site. CNN will retain sole and exclusive editorial control of the regularly updated CNN Content for the WebMD Sponsored Page. CNN agrees that it will use or post material in connection with the WebMD Sponsored Page which is of the nature and quality that is consistent with web site products and services provided by CNN generally. WebMD expressly agrees that CNN will be the exclusive provider of general news (i.e., hard
                                                                ----
general news as opposed to health-related news, financial news or sports news, even though the CNN Content may include health, sports and financial news) on the WebMD Site during the Term.

8.   Ownership.  Each party retains all rights, title and interest in and to any
     ---------
     content, logos, marks and brand identifiers provided by it to the other hereunder.

9.   Exclusivity.  Except as specifically provided herein to the contrary, this
     -----------
     Agreement and all rights and licenses granted hereunder are non-exclusive and, among other things, each party reserves the absolute right to enter into agreements with third parties related to content for their respective sites (except news content for the WebMD Site) or for the distribution of their respective content through other sites even if competitive with this Agreement. Specifically, the sole exceptions to such non-exclusivity relate to WebMD's commitment not to include any other general news on the WebMD Site directly or indirectly by branding and extensive linking, and CNN's agreement not to develop a co-branded medical or health-related chat on the CNN Site with any WebMD Competitor.

10.  Term.  The Agreement will commence as of the date of this MOU and will
     ----
     continue for period of three (3) years from the date the WedMD Content is launched and publicly available on the CNN Site, unless earlier terminated in accordance with this Agreement. It is the parties mutual desire to launch such WebMD Content on the CNN site no later than February 1, 1999.

11.  Termination.  Either party may terminate the Agreement at any time during
     -----------
     the Term in the event of a material breach by the other party that remained uncured for a period of thirty (30) days after written notice of such breach. Additionally, either party may terminate the Agreement based on CNN's failure to deliver the specified minimum annual impressions for the Health Section as specifically outlined in Paragraph 6(ii) and Paragraph 6(iv) of this MOU. Each party will have the right to terminate in the event of the other party's bankruptcy or substantially similar adverse financial position. CNN will have the right to terminate this MOU (or the Agreement) if: (i) WebMD fails to consummate either of its planned acquisitions of content providers, Direct Medical Knowledge or Sapient Health

     Network, within forty-five (45) days of this MOU; or (ii) the quality of the WebMD Content fails, at any time, to meet CNN's editorial standards or otherwise adversely affects CNN's reputation, journalistic integrity or goodwill.

12.  Good Faith Negotiations.  WebMD and CNN will endeavor in good faith to
     -----------------------
     negotiate and enter into definitive written Agreement relating to the matters addressed hereunder within the next sixty (60) days from the date hereof ("Negotiation Period"), setting forth the terms outlined in this MOU as well as customary representations, warranties, covenants, indemnities, limitations and other undertakings appropriate for a transaction of the type contemplated hereunder.

13.  Press Release.  The parties shall cooperate with one another to develop a
     -------------
     mutually agreeable press release related to this MOU and the Agreement contemplated hereunder as soon as possible after the execution of the Agreement. Any and all future releases and public announcements shall be subject to the mutual written agreement of the parties as to timing, content and the necessity therefor.

14.  Confidentiality.  Except as and to the extent required by law, neither
     ---------------
     party will disclose or use, and will direct it representatives not to disclose or use to the detriment of the other party, any Confidential Information (as defined below) with respect to the business of the other party furnished, or to be furnished, by such party, or their respective representatives to the other party or its representatives at any time or in any manner other than disclosures to employees on a need-to-know basis.
     For purposes of this Paragraph, "Confidential Information" means any information about the ongoing negotiations related to this MOU or the business or activities of either party stamped "confidential" or identified in writing as such by a party to the other party promptly following its disclosure. Disclosure of the Confidential Information to employees and agents of the parties hereto will be limited to a need to know basis under circumstances where the employee or agent is advised of the confidential nature of the disclosure and is bound to keep said information confidential. Notwithstanding the foregoing, the following information shall not be deemed Confidential Information: (i) information that is already known to the recipient party or its representatives or to others not bound by a duty of confidentiality prior to disclosure; (ii) information that becomes public available through no fault of the recipient party or its representatives; (iii) information that is independently developed by a party without the use of or reference to the Confidential Information of the other party; or (iv) information that properly comes into the recipient's possession from a third party who is not under an obligation to maintain the confidentiality of such information. Notwithstanding anything contained herein, it shall not be a breach of this provision for either party to disclose Confidential Information pursuant to any applicable subpoena or other legal or regulatory process or to its shareholders pursuant to regulatory requirement so long as the recipient notifies the disclosing party prior to making such disclosure. Upon the written request of the disclosing party, the recipient party will promptly return to the disclosing party or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so. Notwithstanding any other provision of this Paragraph, WebMD may, for purposes of filing legally required documents in connection with any public offerings of stock in WebMD, disclose the existence but not the financial terms of the MOU or the Agreement.

15.  Standard Terms and Conditions.  Each party will provide standard
     -----------------------------
     representations and warranties to the other party regarding its ability to enter into the Agreement and carry out the transaction contemplated hereunder. Additionally, each party will be solely responsible for the content, logos, brand identifiers and other materials provided by it to the other party hereunder for use in accordance with the terms of the Agreement and will indemnify and hold the other party harmless from any claims related to such materials. Finally, the Agreement will contain other customary provisions appropriate for a transaction of this nature.

     The signature of each party's duly authorized representative below shall evidence the agreement of such party that this MOU accurately summarizes its understanding with respect to the subject matter hereof.

CNN INTERACTIVE, A DIVISION OF CABLE NEWS
NETWORK, INC.                                     WEBMD, INC.

/s/ Louis Lettes                                  /s/ Jeff Arnold
----------------------------                      ---------------------------
Signature                                         Signature


Louis Lettes                                      Jeffrey T. Arnold
----------------------------                      ---------------------------
Print Name                                        Print Name

VP Business Development                           Chairman/CEO
----------------------------                      ---------------------------
Title                                             Title